                                                       Exhibit 10.12






                       Dated the 4th day of SEPTEMBER 2002

(1)      Landlord:    SENAN BOLAND AND MARIE BOLAND

(2)      Tenant:      CELERITY FLUID SYSTEMS IRELAND LIMITED

                                      LEASE

                                      -OF-

              UNIT B14 IDA BUSINESS PARK BALLYCOOLIN COUNTY DUBLIN

Term Commences:       1st day of September 2002

Length of Term:       25 years

Rent Reviews:         Every Five Years

                    Initial Rent: E244,710.00 p.a. exclusive
                     (subject to review as herein provided)

                            GERRARD SCALLAN & O'BRIEN
                                   Solicitors
                            69/71 St. Stephen's Green
                                    Dublin 2

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                                    CONTENTS

                                                        Page
1.        DEFINITIONS                                     5
2.        INTERPRETATION                                  6
3.        DEMISE AND RENTS                                7
4.        TENANTS COVENANTS                               8
4.1       Rents                                           8
4.2       Interest on arrears                             8
4.3       Service Charge                                  9
4.4       Outgoings                                       9
4.5       Repairs                                         9
4.6       External Decorations                           10
4.7       Internal Decorations                           10
4.8       Cleaning                                       10
4.9       Yield Up                                       10
4.10      Rights of entry by Landlord                    11
4.11      To Comply with Notices                         11
4.12      Dangerous materials and use of machinery       11
4.13      Overloading floors and services                12
4.14      Conduits                                       12
4.15      Disposal of refuse                             12
4.16      Obstruction of Common Parts                    12
4.17      Prohibited users                               12
4.18      User                                           13
4.19      Nuisance                                       13
4.20      Alterations                                    13
4.21      Signs and advertisements                       14
4.22      Alienation                                     15
4.23      Registration of dispositions                   17
4.24      Disclosure of information                      17
4.25      Landlord's costs                               17
4.26      Statutory requirements                         18
4.27      Planning Acts Building Control Act             18
4.28      Statutory notices                              19
4.29      Fire and safety precautions and equipment      20
4.30      Encroachments and easements                    20
4.31      Reletting notices                              20
4.32      Indemnity                                      21
4.33      Stamp Duty and Value Added Tax                 21
4.34      Covenants affecting Reversion                  21
4.35      Tenants Improvements                           21
5.        LANDLORD'S COVENANTS                           22
5.1       Quiet Enjoyment                                22
6.        INSURANCE                                      23
6.1       Landlord to insure                             23
6.2       Landlord to produce evidence of insurance      23

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
6.3       Destruction of the Demised Premises            24
6.4       Where reinstatement is prevented               25
6.5       Cesser of Rent                                 25
6.6       Superior Lease and Management Deed             25
6.7       Insurance becoming void                        26
6.8       Notice by Tenant                               26
7.        PROVISOS                                       26
7.1       Forfeiture                                     26
7.2       No implied easements                           27
7.3       Exclusion of Warranty as to User               27
7.4       Representations                                27
7.5       Covenants relating to Adjoining Property       27
7.6       Effect of Waiver                               27
7.7       Applicable law                                 29
7.8       Option to Determine                            29
7.9       Notices                                        30
8.        SECTION 45 LAND ACT 1965                       30
9.        FINANCE ACT CERTIFICATES                       31
10.       SECTION 29 COMPANIES ACT 1990                  31
11.       ASSENT                                         31
12.       TENANT'S ADDRESS AND DESCRIPTION               31
FIRST SCHEDULE-      Demised Premises                    32
SECOND SCHEDULE-     Rights and Easements Granted        32
THIRD SCHEDULE-      Exceptions and Reservations         32
FOURTH SCHEDULE-     Rent Reviews                        34
FIFTH SCHEDULE-      Tenant Improvements                 35
SIXTH SCHEDULE -     Special Landlord Contributions      38

                                  LAND REGISTRY

                  COUNTY DUBLIN                          FOLIO

                  THIS LEASE is made the 4th day of SEPTEMBER 2002 BETWEEN

                  (1) LANDLORD: SENAN BOLAND AND MARIE BOLAND of 1 Greenane, Dunshaughlin, Co. Meath.

                  (2) TENANT: CELERITY FLUID SYSTEMS IRELAND LIMITED having its registered office at 89B Lagan Road, Dublin Industrial Estate, Glasnevin, Dublin 11.

WITNESSETH as follows:-

1.       DEFINITIONS

         IN this Lease unless the context otherwise requires the following expressions shall have the following meanings:-

         1.1 "ADJOINING PROPERTY" means any land and/or buildings adjoining or neighbouring the Demised Premises;

         1.2 "BASE RATE" means annual rate of interest for the time being chargeable under Section 22 of the Courts Act 1981;

         1.3      "BUILDING CONTROL ACT" means the Building Control Act 1990;

         1.4 "COMMON AREAS" has the meaning ascribed thereto in the Superior Lease.

         1.5      "CONDUITS" mean each of the following of whatsoever nature:-

                  all sewers drains pipes gullies gutters ducts mains watercourses channels subways wires cables conduits flues and other transmission or conducting media and installations of whatsoever nature or kind;

         1.6 "DEMISED PREMISES" means the premises demised by this Lease and more particularly described in the First Schedule hereto.

         1.7      "THE ESTATE" has the meaning ascribed thereto in the Superior
                  Lease.

         1.9 "INITIAL RENT" means E244,710 per annum determined on the basis of E9/SF/Annum.

         1.10 "INSURED RISKS" mean subject always to such exclusions excesses and limitations as are normally available and as may be imposed by the Landlord's insurers for the time being in respect of any or all of the following risks;

                  fire storm tempest flood earthquake subsidence lightning explosion impact aircraft and other aerial devices and articles dropped therefrom riot civil commotion and malicious damage bursting or overflowing of water tanks apparatus or pipes three years loss of rent and such other risks as the Landlord acting in accordance with the principles of good estate management may determine from time to time;

         1.12 "LANDLORD" means the party or parties named as "Landlord" at the commencement of this Lease and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term.

         1.13 "LANDLORD WORKS" means the works and instalments to be carried out by the Landlord in the Demised Premises as described in Sixth Schedule.

         1.14 "THIS LEASE" means this Lease and any document which is made supplemental hereto or which is entered into pursuant to or in accordance with the terms hereof;

         1.15     "PERMITTED USER" means manufacturing and ancillary purposes.

         1.16 "THE PERPETUITY PERIOD" means the period commencing on the date of this Lease and ending on the expiration of twenty one years from the date of the death of the last survivor of the issue now living of His Late Britannic Majesty King George V.

         1.17 "PLAN NO. I AND PLAN NO. II" means the plans annexed to this Lease and numbered Plan No. I and Plan No. II respectively.

         1.18 "PLANNING ACTS" mean the Local Government (Planning and Development) Acts 1963 to 1999 and the Planning and Development Act 2000.

         1.19 "PRESCRIBED RATE" means the rate per centum per month which shall exceed by one half per centum per month the monthly rate of interest for the time being chargeable under Section 550 of the Income Tax Act 1967 (or such other monthly rate of interest as may from time to time be chargeable upon arrears of tax) or if the Landlord shall so elect at a rate of fifteen per centum per annum.

         1.20 "PUBLIC HEALTH ACTS" mean the Local Government (Sanitary Services) Act 1878 to 1964;

         1.21 "QUARTERLY GALE DAYS" are the prescribed rent payment dates and mean 1st day of January 1st day of April 1st day of July and 1st day of October in every year of the Term.

         1.23 "RENT REVIEW DATES" means the first day of the sixth year the first day of the eleventh year the first day of the sixteenth year and the first day of the 21st year of the Term.

         1.24 "SAFETY HEALTH AND WELFARE AT WORK ACT" means the Safety Health and Welfare at Work Act 1995.

         1.25 "THE SERVICE CHARGE" means the costs charges and expenses payable by the Landlord for the services to be provided for the Estate generally under and by virtue of the Superior Lease upon the terms and conditions therein more particularly contained. The Landlord shall endeavour not to take any action or inaction in relation to matters within the Landlords control which shall unduly cause the Service Charge to increase during the Term.

         1.26 "THE SUPERIOR LANDLORD" means Industrial Development Agency (Ireland) having its registered office at Wilton Park House Wilton Place Dublin 2 or the person for the time being entitled to the reversion immediately expectant on the determination on the Term granted by the Superior Lease.

         1.27 "SUPERIOR LEASE" means Lease dated the 28th day of August 2000 made between Industrial Development Agency (Ireland) of the one part and the Landlord of the other part.

         1.28 "SURVEYOR" means any person appointed by the Landlord (including an employee of the Landlord and the person appointed by the Landlord to collect the rents and manage the Demised Premises) to perform the function of a surveyor for any purpose of this Lease but does not include the Surveyor defined in the Fourth Schedule;

         1.29 "TENANT" means the party or parties named as "Tenant" at the commencement of this Lease and includes the successors in title of the Tenant and permitted assigns of the Tenant and in the case of an individual or individuals his/their personal representatives;

         1.30 "TENANTS IMPROVEMENTS" the works and installations to be carried out by the Tenant in the Demised Premises as described in the Fifth Schedule.

         1.31     "TERM" means Twenty-Five Years.

         1.32     "TERM COMMENCEMENT DATE" means the 1st day of September 2002.

         1.33     "UTILITIES" mean the following of whatsoever nature:-

                  water soil steam air gas electricity; radio television telegraphic telephonic and other communications and other services and information;

         1.34 "THE 1860 ACT" and "THE 1881 ACT" shall mean respectively the Landlord and Tenant Law Amendment Act Ireland 1860 and the Conveyancing Act 1881.

2.       INTERPRETATION

         UNLESS there is something in the subject or context inconsistent therewith:

         2.1 where two or more persons are included in the expression "the Landlord" and/or "the Tenant" the covenants which are expressed to be made by the Landlord and/or the Tenant shall be deemed to be made by such persons jointly and severally;

         2.2 words importing persons shall include firms companies and corporations and vice versa;

         2.3 any covenant by the Tenant and Landlord not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

         2.4 references to any right of the Landlord to have access to or entry upon the Demised Premises shall be construed as extending to all persons authorised by the Landlord to include its agents professional advisers prospective purchasers of any interest of the Landlord in the Demised Premises or in the Adjoining Property contractors workmen and others;

         2.5 any reference to a statute or statutes (whether specifically named or not) or to any sections or sub-sections therein shall include any amendments or reenactments thereof for the time being in force and all Statutory Instruments orders notices regulations directions bye-laws permissions and plans for the time being made issued or given thereunder or deriving validity therefrom;

         2.6 the titles or headings appearing in this Lease are for reference only and shall not affect its construction or interpretation;

         2.7 wherever in this Lease either party is granted a future interest in property there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the Perpetuity Period;

         2.8 any reference to a clause or schedule shall mean a clause or schedule of this Lease;

         2.9 any reference to the masculine gender shall include reference to the feminine gender and any reference to the neuter gender shall include the masculine and feminine genders and reference to the singular shall include reference to the plural;

         2.10 if any term or provision in this Lease shall be held to be illegal or unenforceable in whole or in part such term shall be deemed not to form part of this Lease but the enforceability of the remainder of this Lease shall not be affected.

3.       DEMISE AND RENTS

         THE Landlord in consideration of the rents herein reserved (including the increases thereof as hereinafter provided) and the covenants on the part of the Tenant and the conditions hereinafter contained HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights easements and privileges specified in the Second Schedule EXCEPTING AND RESERVING the rights and easements specified in the Third Schedule SUBJECT TO all rights easements quasi-easements privileges covenants restrictions and stipulations of whatsoever nature affecting the Demised Premises TO HOLD the Demised Premises unto the Tenant from and including the

         Term Commencement Date for the Term YIELDING AND PAYING unto the Landlord during the Term:-

         3.1 yearly and proportionately for any fraction of a year the Initial Rent and from and including each Rent Review Date such yearly rent as shall become payable under and in accordance with the provisions of the Fourth Schedule and in each case to be paid by equal quarterly payments in advance on the Quarterly Gale Days without any deduction set-off or counterclaim whatsoever save as provided at Clause 5.2.4 and which said yearly rent shall be paid at the option of the Landlord but by agreement with the Tenant (which said option may be exercised on any number of occasions) either by standing order direct debit credit transfer or cheque Provided Always that the Landlord acknowledges that on execution of this Lease the Tenant shall pay one quarters rent and shall then be entitled to a rent free period of 120 days from the expiration of the first three months of the Term and that the amounts payable on the relevant Quarterly Gale Days shall be reduced accordingly;

         3.2 All sums (including the cost of periodic valuations for insurance purposes) which the Landlord shall from time to time pay for insuring the Demised Premises against the Insured Risks pursuant to Clause 6.1. all such sums to be paid within fourteen days following delivery of a proper invoice therefor to the Tenant, the first payment to be made on the execution hereof and to be such amount as has been advised to the Tenant prior to the delivery of this Lease. The Landlord will use its reasonable endeavours to secure competitive insurance rates usual and customary for the Insured Risks;

         3.3 the Service Charge to be paid within fourteen days following delivery of a proper invoice therefor to the Tenant.

4.       TENANTS COVENANTS

         The Tenant to the intent that the obligations may continue throughout the Term HEREBY COVENANTS with the Landlord as follows:

         4.1      RENTS

                  To pay the rents or increased rents reserved by this Lease and referred to at paragraphs 3.1 to 3.3 inclusive and any additional sums payable herein at the times and in the manner herein prescribed for the payment of same.

         4.2      INTEREST ON ARREARS

                  Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord if any of the rents reserved by this Lease (whether formally demanded or not) shall remain unpaid for more than fourteen days after the Quarterly Gale Day or if any other sum of money payable to the Landlord by the Tenant under this Lease shall remain unpaid after the date when payment was due to pay interest thereon at the Prescribed Rate from and including the date on which payment was due to the date of payment to the Landlord (both before and after any judgement).

         4.3      SERVICE CHARGE

                  To pay the Service Charge within fourteen days following delivery of a proper invoice therefor to Tenant and to keep the Landlord indemnified against all actions claims demands costs expenses damages and liability in any way relating thereto which save any arising as a result of the failure of the Landlord to discharge such Service Charge after payment thereof by the Tenant.

         4.4      OUTGOINGS

                  4.4.1 To pay and indemnify the Landlord against all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) which now are or may at any time during the Term be charged levied assessed or imposed upon or payable in respect of the Demised Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord upon any of the rents herein received or occasioned by any disposition of or dealing with the reversion of this Lease);

                  4.4.2 To pay all charges for electricity gas (if any) water and other services consumed in the Demised Premises including any connection and hiring charges and meter rents (other than charges and other costs payable in respect of the Landlords Works) and to perform and observe all present and future regulations and requirements of the electricity gas and water supply authorities or boards in respect of the supply and consumption of electricity gas and water on the Demised Premises and to keep the Landlord indemnified against any breach thereof.

         4.5      REPAIRS

                  4.5.1 To keep clean and tidy and to repair replace and reinstate and keep in good order repair and condition from time to time and at all times during the Term the interior and exterior of the Demised Premises and without derogating from the generality of the foregoing the roof structure drains foundations walls (including external and load bearing walls) timbers joists and beams of the floors and ceilings chimney stacks gutters doors locks plate glass and other windows fixtures fittings fastenings wires waste water drains and other pipes and sanitary and water apparatus and to maintain repair and keep in good working order and condition and (where necessary) renew and replace all plant and machinery therein including the Conduits and the central heating and air conditioning plant (if any) the sprinkler system and all boilers and all electrical and mechanical plant machinery equipment and apparatus (damage by any of the Insured Risks excepted (other than in respect of any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy upon settlement of any claim by the Landlord) if and so long only as the policy or policies of insurance shall not have been vitiated or payment of policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any undertenant or any person under its or their control) AND in the case of the Demised Premises or any part thereof shall be destroyed or become ruinous or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Tenant hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the 1860 Act or otherwise PROVIDED ALWAYS that it is acknowledged by the Landlord that the Tenant shall have no obligation to carry out any repairs which are required as a result of a latent or inherent defect in the foundations floor sub-floor steel frame or load bearing walls of the Demised Premises and which shall have manifested itself before the expiration of the period of five years from the Term Commencement Date and which shall have been notified in writing by the Tenant to the Landlord before the expiration of five years from the Term Commencement Date provided always that the Tenant shall serve such notice on the Landlord immediately the Tenant becomes aware of such defect.

         4.6      EXTERNAL DECORATIONS

                  Subject to reasonable determination by the Landlord concerning the necessity for the carrying out of such decorative works in a good and workmanlike manner to prepare and decorate (with sufficient coats of good quality paint) or otherwise treat as appropriate all external wood metal stucco and cement work and other exterior parts of the Demised Premises required to be so treated and in colours desired of the Tenant and to be approved by the Landlord (such approval not to be unreasonably withheld).

         4.7      INTERNAL DECORATIONS

                  Subject to reasonable determination by the Landlord concerning the necessity for the carrying out of such decorative works in a good and workmanlike manner to prepare and decorate (with sufficient coats of good quality paint) or otherwise treat as appropriate ail internal parts of the Demised Premises required to be so treated and as often as may be reasonably necessary to wash down all tiles glazed bricks and similar washable surfaces; such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably require.

         4.8      CLEANING

                  To keep the Demised Premises in a clean and tidy condition and at a frequency as commercially necessary and appropriate (but no more frequent than once monthly) to clean properly all windows and window frames and all other glass in the Demised Premises.

         4.9      YIELD UP

                  At the expiration or sooner determination of the Term quietly to yield up the Demised Premises in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained and in any licence or consent granted by the Landlord pursuant to the provisions of this Lease and in case any of the Landlord's fixtures and fittings shall be missing broken damaged or destroyed to forthwith replace them with others of a similar kind and of equal value provided that the Tenant shall not be obliged to upgrade any part thereof where the Tenant has complied with its obligations pursuant to Clause 4.5 hereof and to remove from the Demised Premises any moulding sign writing or painting of the name or business of the Tenant or occupiers and if so required by the Landlord but not otherwise to remove and make good to the original prevailing condition all alterations or additions made to the Demised Premises by the Tenant including the making good of any damage caused to the Demised Premises by the removal of the Tenant's fixtures fittings furniture and effects.

         4.10     RIGHTS OF ENTRY BY LANDLORD

                  Subject to the provisions of Clause 7.9 to permit the Landlord with all necessary materials and appliances access to the Demised Premises at all reasonable times upon at least 48 hours prior written notice (except in cases of emergency) to enter and remain upon the Demised Premises for any of the following purposes:-

                  4.10.1 to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord's fixtures;

                  4.10.2 to exercise any of the rights excepted and reserved by this Lease;

                  4.10.3 for any other reasonable purpose connected with the interest of the Landlord in the Demised Premises including but not limited to valuing or disposing of any interest of the Landlord.

         4.11     TO COMPLY WITH NOTICES

                  Whenever the Landlord shall give written notice to the Tenant of any defects wants of repair (the repair or remediation of which are the responsibility of the Tenant under this Lease) or breaches of covenant the Tenant shall within sixty (60) days of such notice or sooner if requisite make good and remedy the defect want of repair or breach of covenant to the reasonable satisfaction of the Landlord and if the Tenant shall fail within twenty-one (21) days of such notice or as soon as reasonably possible in the case of emergency to commence and then diligently and expeditiously to continue to comply with such notice the Landlord may enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear.

         4.12     DANGEROUS MATERIALS AND USE OF MACHINERY

                  4.12.1 If the Tenant shall keep in or on the Demised Premises any article or thing which is or might become dangerous, offensive, unduly combustible or inflammable, radio-active or which might unduly increase the risk of fire or explosion it shall do so in accordance with the provisions of all relevant statutes.

                  4.12.2 Not to keep or operate in the Demised Premises any machinery which shall be unduly noisy or cause vibration or which is likely to annoy or disturb the tenants and occupiers of the Adjoining Property.

         4.13     OVERLOADING FLOORS AND SERVICES

                  4.13.1 Not to overload the floors of the Demised Premises or suspend any excessive weight from the roofs ceilings walls stanchions or structure of the Demised Premises and not to overload the Utilities and Conduits in or serving the Demised Premises;

                  4.13.2 Not to do anything which may subject the Demised Premises or any parts thereof to any strain beyond that which they are designed to bear with due margin for safety;

         4.14     CONDUITS

                  Not to discharge into any Conduits any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the Conduits or the Adjoining Property.

         4.15     DISPOSAL OF REFUSE

                  Not to deposit in or on any external areas within the Demised Premises any trade empties rubbish or refuse of any kind other than in proper receptacles provided for the purpose or as may be designated by the Landlord and not to burn any rubbish or refuse within the curtilage of the Demised Premises.

         4.16     OBSTRUCTION OF COMMON PARTS

                  Not to do anything whereby any road path forecourt or other area over which the Tenant may have rights or access or use may be damaged or the fair use thereof by others may be obstructed in any manner whatsoever.

         4.17     PROHIBITED USERS

                  4.17.1 Not to use the Demised Premises or any part thereof for any public or political meeting public exhibition or public entertainment show or spectacle of any kind nor for any dangerous noisy noxious or offensive trade business or occupation whatsoever nor for any illegal or immoral purpose nor for residential or sleeping purposes provided that periodic events sponsored by Tenant for or on behalf of its employees or customers and which are not offensive to adjoining tenants or prohibited under the Superior Lease are excepted from the foregoing.

                  4.17.2 Not to use the Demised Premises or any part thereof for gambling betting gaming or wagering or as a betting office or as a club or for the sale of beer wines and spirits and not to play or use any musical instrument record player loud speaker or similar apparatus in such a manner as to be audible outside the Demised Premises and not to hold any auction on the Demised Premises.

                  4.17.3 Not to place outside the Demised Premises nor to expose from the windows of the Demised Premises any articles goods or things of any kind.

         4.18     USER

                  4.18.1 Not without the prior written consent of the Landlord and the Superior Landlord which consent shall not in the case of the Landlord be unreasonably withheld or delayed) to use the Demised Premises or any part thereof except for the Permitted User;

                  4.18.2 Not to leave the Demised Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord and providing such caretaking or security arrangement as the Landlord shall reasonably require in order to protect the Demised Premises from vandalism theft or unlawful occupation;

                  4.18.3 At all times to comply with all requirements of the relevant Local Authority in connection with the user of the Demised Premises for the purpose of the Tenant's business;

                  4.18.4 to provide the Landlord with the name address and home telephone number of at least two authorised key holders for the time being of the demised Premises and to notify the Landlord of any changes in the person(s) so authorised as keyholders of the Demised Premises;

         4.19     NUISANCE

                  Not to do anything in or about the Demised Premises which may be or become a nuisance or which may cause damage annoyance inconvenience or disturbance to the Landlord or the owners, tenants or occupiers of the Adjoining Property or which may be injurious to the value tone amenity or character of the Demised Premises.

         4.20     ALTERATIONS

                  4.20.1 Not to erect any building or new structure on the Demised Premises or any part thereof without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed.

                  4.20.2 Not without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) to alter, cut, divide, maim, injure or remove any of the principal or load bearing walls, floors, beams or columns of the Demised Premises or penetrate through the external facades walls or cladding nor make any other alteration or addition of a structural nature to the Demised Premises PROVIDED ALWAYS that it is acknowledged and agreed that the Tenant shall be entitled to make internal non-structural alterations which do not affect the Demised Premises as aforesaid and which do not require a grant of planning permission for the said alterations and the Tenant shall reinstate the Demised Premises on the expiration of the Term or sooner determination of this Lease if so required by the Landlord.

                  4.20.3 The Landlord hereby consents to the carrying out and completion of the Tenants Improvements subject to the Tenant not carrying out the said works in such a manner that they would prevent the Landlord relying upon any structural warranties which it may receive in respect of the building on the Demised Premises and further subject to the Tenant agreeing that it shall remove all or part of the Tenants Improvements and reinstate the Demised Premises on the expiration of the Term or sooner determination of this Lease if so required by the Landlord.

                  4.20.4 Not to make any alterations or additions to the Landlords fixtures or to any Conduits without obtaining the prior consent of the Landlord such consent not to be unreasonably withheld or delayed.

                  4.20.5 Save as provided in the proviso to Clause 4.20.2 and in Clause 4.20.3 the Landlord may as a condition of giving any such consent require the Tenant to enter into such covenants as the Landlord shall reasonably require regarding the execution of any such works and the reinstatement of the Demised Premises at the expiration of the Term or sooner determination of this Lease.

                  4.20.6 If any alterations or additions to or within the Demised Premises result in a variation of the reinstatement cost of the Demised Premises from the said cost prior to such alterations or additions;

                           4.20.6.1 Forthwith to give notice in writing to the
                                    Landlord of the variation in value so caused to enable the Landlord to alter the insurance cover in respect of the Demised Premises;

                           4.20.6.2 To pay or reimburse to the Landlord any
                                    shortfall of insurance cover caused by a failure to comply with the requirements in Sub-Clause 4.20.6.1;

                           4.20.6.3 Notice under Sub-Clause 4.20.6.1 notifying
                                    the variation of the reinstatement cost
                                    shall only be sufficient notice if it refers to the Sub-Clause in question and the Landlord shall not otherwise be deemed to have received such notice or to be responsible for varying the said insurance cover.

         4.21     SIGNS AND ADVERTISEMENTS

                  4.21.1 The Tenant (so long as the size style position and materials are suitable for the intended purpose and, subject to the prior written consent of the Landlord which shall not be unreasonably withheld or delayed and subject to the Tenant complying with the provisions of the Planning Acts and the Building Control Acts), shall be allowed to erect and install the following:

                           4.21.1.1 Monument sign on the grounds of the Demised
                                    Premises (at an appropriate location,
                                    depicting the name and address of the
                                    Tenant;

                           4.21.1.2 Wall sign on the exterior of the building
                                    (at an appropriate location and not
                                    obstructing windows or glazing or otherwise being in an objectionable location) depicting the name and logo of the Tenant;

                           4.21.1.3 A sign to be displayed on the entrance door
                                    (or adjacent area thereto at an appropriate location) stating the Tenant's name, address and business or profession;

                           4.21.1.4 A flag or flags mounted on appropriate
                                    flagpole at an appropriate location on the grounds depicting Tenant's company flag and may include approved country flags related to Tenant's business;

                           4.21.1.5 Any required commercially reasonable or
                                    required signs for designation of safety procedures or directions to loading docks, parking, and signs of similar nature.

                  4.21.2 Except as provided above the Tenant shall not erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior any aerial advertisement poster notice or other sign or thing whatsoever.

         4.22     ALIENATION

                  Not to assign mortgage charge transfer underlet or part with the possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demised Premises or any part thereof as a licensee BUT SO THAT NOTWITHSTANDING the foregoing the Landlord shall not unreasonably withhold or delay its consent to an assignment of the entire Demised Premises to an assignee or to an underletting of the entire of the Demised Premises to an under-lessee of good and sufficient financial standing and otherwise reasonably acceptable to the Landlord subject always to the following provisions or such of them as may be appropriate that is to say:-

                  4.22.1 The Tenant shall prior to any such alienation as aforesaid apply to the Landlord and give all reasonable information concerning the proposed transaction and concerning the proposed assignee under-lessee or disponee as the Landlord may reasonably require;

                  4.22.2 The Landlord's consent to any such alienation shall be in writing and shall be given in such manner as the Landlord shall decide and the Tenant shall pay the reasonable costs of the Landlord in connection with the furnishing of such consent;

                  4.22.3 In the case of an assignment to a limited liability company it shall be deemed reasonable for the Landlord (if such company is not of good and sufficient financial standing) to require that two directors of standing satisfactory to the Landlord shall join in such consent as aforesaid as sureties for such Company in order jointly and severally to covenant with the Landlord in the manner required by the Landlord;

                  4.22.4 In the case of an under-lease the same shall be made without taking a fine or premium and at the then current market rent or at the rent payable hereunder at the time of granting of such Underlease, (whichever is the higher) and the under-lessee shall if required by the Landlord enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rents hereby reserved) and conditions herein contained and every such under-lease shall also be subject to the following conditions that is to say that it shall contain:-

                           4.22.4.1 provisions for the review of the rent
                                    thereby reserved (which the Tenant hereby covenants to operate and enforce) on an upwards only basis corresponding both as to terms and dates and in all other respects (mutatis mutandis) with the rent review provisions contained in this Lease:

                           4.22.4.2 a covenant condition or proviso under which
                                    the rent from time to time payable under such under-lease shall not be less than the rent from time to time payable hereunder;

                           4.22.4.3 a covenant by the undertenant (which the
                                    Tenant hereby covenants to enforce)
                                    prohibiting the undertenant from doing or suffering any act or thing upon or in relation to the Demised Premises inconsistent with or in breach of the provisions of this Lease;

                           4.22.4.4 a condition for re-entry on breach of any
                                    covenant by the undertenant;

                           4.22.4.5 the same restrictions as to alienation
                                    assignment underletting parting with or
                                    sharing the possession or occupation of the premises underlet;

                  4.22.6 To enforce at the Tenant's own expense the performance and observance by every such undertenant of the covenants provisions and conditions of the under-lease and not at any time either expressly or by implication to waive any breach of the same;

                  4.22.7 Not to agree any reviewed rent with the undertenant or any rent payable on any renewal thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

                  4.22.8 Not to vary the terms of any permitted under-lease without the prior written consent of the Landlord such consent not to be unreasonably withheld;

         4.23     REGISTRATION OF DISPOSITIONS

                  Within twenty-one (21) days of every alienation assignment transfer assent under-lease assignment of under-lease mortgage charge (including lodgement of the relevant document or instrument as security) or any other disposition whether mediate or immediate of or relating to the Demised Premises or any part thereof to produce to and leave with the Landlord or its solicitors a certified copy of the deed instrument or other document evidencing or effecting such disposition and to pay to the Landlord's solicitors their reasonable legal costs and other expenses in connection with such alienation.

         4.24     DISCLOSURE OF INFORMATION

                  Upon making any application or request in connection with the Demised Premises or this Lease to disclose to the Landlord such information as the Landlord may reasonably require and whenever the Landlord shall reasonably request to supply full particulars;

                  4.24.1 of all persons in actual occupation or possession of the Demised Premises and of the right in which they are in such occupation or possession and

                  4.24.2 of all persons having an interest in the Demised Premises (other than in the reversion to the Term).

         4.25     LANDLORD'S COSTS

                  To pay and indemnify the Landlord against all reasonable and proper costs fees charges disbursements and expenses incurred by the Landlord including but not limited to those payable to solicitors counsel architects surveyors and sheriffs:

                  4.25.1 in relation to the preparation and service of a notice under Section 14 of the 1881 Act and of any proceedings under the 1881 Act and /or the 1860 Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Section 14 of the 1881 Act has been complied with by the Tenant and notwithstanding that forfeiture has been avoided otherwise than by relief granted by the Court);

                  4.25.2 in relation to the preparation and service of all notices and schedules relating to wants of repair whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term);

                  4.25.3 in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant or in procuring the remedying of the breach of any covenant by the Tenant;

                  4.25.4 in relation to any application for consent required or made necessary by this Lease whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is held to be unreasonable) or whether or not the application has been withdrawn;

                  4.25.5 In relation to any application made by the Landlord at the request of the Tenant and whether or not such application is accepted refused or withdrawn.

         4.26     STATUTORY REQUIREMENTS

                  4.26.1 At the Tenant's own expense to comply in all respects with the provisions of all Acts Statutory Instruments Bye Laws and other regulations now in force or which may hereafter be in force and any other obligations imposed by law relating to the Demised Premises or the user thereof;

                  4.26.2 To execute all works and provide and maintain all arrangements upon or in respect of the Demised Premises or the user thereof which are directed or required (whether by the Landlord Tenant or occupier) by any statute now in force or which may hereafter be in force or by any government department local or other competent authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any statute and to indemnify and keep the Landlord indemnified against all costs charges fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required;

                  4.26.3 Not to do in or near the Demised Premises any act or thing by reason of which the Landlord may under any statute incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses.

         4.27     PLANNING ACTS AND THE BUILDING CONTROL ACT

                  4.27.1 Not to do anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or the Building Control Act or of any notices orders licences consents permissions and conditions (if any) served made granted or imposed thereunder and to indemnify (as well after the expiration of the Term by effluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission commencement notices fire safety certificates and the works and things done in pursuance thereof;

                  4.27.2 In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord's consent shall be required under the provisions of this Lease or otherwise and in the event of permission or approval from any local authority under the Planning Acts or the Building Control Act being necessary for any addition alteration or change in or to the Demised Premises or for the change of user thereof to apply at the cost of the Tenant to the relevant local authority for all approvals certificates consents and permissions which may be required in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) together with copies of all such approvals certificates consents and permissions forthwith on the receipt thereof and to comply with all conditions regulations bye laws and other matters prescribed by any competent authority either generally or specifically in respect thereof and to carry out such works at the Tenant's own expense in a good and workmanlike manner to the satisfaction of the Landlord;

                  4.27.3 To give notice forthwith to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning Acts or the Building Control Act and if so required by the Landlord to produce the same and at the request of the Landlord but at the cost of the Tenant (except if the foregoing is not due to Tenant's negligence or breach of this Lease, Landlord shall pay the cost thereof) to make or join in making such objections or representations in respect of any proposal as the Landlord may require;

                  4.27.4 To comply at its own cost with any notice or order served on the Tenant under the provisions of the Planning Acts or the Building Control Act;

                  4.27.5 Not to implement any planning permission before it and any necessary fire safety certificates have been produced to and approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) PROVIDED THAT the Landlord may refuse to approve such planning permission or fire safety certificate on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the Landlord's interest in the Demised Premises.

                  4.27.6 To produce to the Landlord on demand all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that all of the provisions in this covenant have been complied with.

         4.28     STATUTORY NOTICES

                  Within Fourteen (14) days of receipt of the same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public or statutory authority and without delay to take all necessary steps to comply with the notice or order in so far as the same is the responsibility of the Tenant and at the request of the Landlord but at the cost of the Landlord (unless such notice order or proposal shall arise due to the act or default of the Tenant) to make or join with the Landlord in making such objection or representation against or in respect of any such notice order or proposal as the Landlord shall deem expedient.

         4.29     FIRE AND SAFETY PRECAUTIONS AND EQUIPMENT

                  4.29.1 To comply with the requirements and recommendations (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate local authority the insurers of the Demised Premises and the Landlord in relation to fire and safety precautions affecting the Demised Premises;

                  4.29.2 Not to obstruct the access to or means of working any fire fighting extinguishing and other safety appliances for the time being installed in the Demised Premises or the means of escape from the Demised Premises in case of fire or other emergency.

                  4.29.3 To comply at all times with the provisions of the Safety Health and Welfare at Work Act and (where applicable) to furnish the Landlord with a copy of the Safety File prepared pursuant thereto.

         4.30     ENCROACHMENTS AND EASEMENTS

                  Not to stop up darken or obstruct any of the windows or lights belonging to the Demised Premises and not to permit any new window light opening doorway passage Conduit or other encroachment or easement to be made or acquired into upon or over the Demised Premises or any part thereof and in case any person shall attempt to make or acquire any encroachment or easement whatsoever to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request and cost of the Landlord to join with the Landlord in adopting such means as may be reasonably required by the Landlord for preventing any such encroachment or the acquisition of any such easement.

         4.31     RELETTING NOTICES

                  To permit the Landlord at all reasonable times having given seven days prior written notice during the last six (6) months of the Term to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Demised Premises (but not so as to materially affect the access of light and air to the Demised Premises) notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime upon prior notice having been given.

         4.32     INDEMNITY

                  4.32.1 To keep the Landlord fully indemnified from and against all actions proceedings claims demands losses costs expenses damages and liability arising in any way directly or indirectly out of any act omission or negligence of the Tenant or any persons in on or about the Demised Premises expressly or impliedly with the Tenant's authority (except any of the foregoing resulting from Landlord's negligence, acts or omissions, or any of the same by any of its agents, or by persons Landlord authorises to enter the Demised Premises) or the user of the Demised Premises or any breach of the Tenant's covenants or the conditions or other provisions contained in this Lease;

                  4.32.2 To effect and keep in force during the Term such public liability employer's liability and other policies of insurance (to the extent that such insurance cover is available) as may be necessary to cover the Tenant against any claim arising under this covenant and to extend such policies of insurance so that the Landlord is indemnified by the insurers in the same manner as the Tenant and whenever required to do so by the Landlord to produce to the Landlord the said policy or policies together with satisfactory evidence that the same is/are valid and subsisting and that all premiums due thereon have been paid.

         4.33     STAMP DUTY AND VALUE ADDED TAX

                  To pay to the Landlord the stamp duty payable on this Lease and the counterpart thereof and to pay and indemnify the Landlord against any Value Added Tax payable on the delivery hereof or on the rents reserved herein.

         4.34     COVENANTS AFFECTING REVERSION

                  4.34.1 To observe and perform the covenants and conditions on the part of the purchasers contained in the Superior Lease and to indemnify the Landlord from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of such covenants agreements stipulations and conditions.

                  4.34.2 Not to do, omit, suffer or permit in relation to the Demised Premises any act or thing which would or might cause the Landlord to be in breach of the Superior Lease or which if done omitted or suffered or permitted by the Landlord would or might cause a breach of the covenants on the part of the purchaser and the agreements stipulations and conditions contained in the Superior Lease.

         4.35     TENANTS IMPROVEMENTS

                  4.35.1 In the event the Tenant carries out the Tenants Improvements to procure that they shall be carried out and completed with good and proper materials in a good and workmanlike manner and in compliance with all applicable statutes.

                  4.35.2 The Tenant if carrying out the Tenants Improvements shall use its reasonable endeavours not to obstruct or interfere with the carrying out by the Landlord of the Landlords Works and the Tenant, its agents and contractors shall abide by all reasonable stipulations of the Landlord and its agents and contractors.

                  4.35.3 If applicable to furnish to the Landlord all requisite Fire Safety Certificate and Planning Permissions in relation to the Tenants Improvements and to furnish an architects opinion on compliance (in the RIAI recommended form) with the terms and conditions thereof.

5.       LANDLORDS COVENANTS

         The Landlord HEREBY COVENANTS with the Tenant as follows:-

         5.1      QUIET ENJOYMENT

                  That the Tenant paying the rents reserved by this Lease and performing and observing the covenants on the part of the Tenant herein contained shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it.

         5.2      LANDLORDS WORKS

         5.2.1 The Landlord shall immediately commence carry out and complete the Landlords Works with good and proper materials, in a good and workmanlike manner, and in compliance with all applicable statute.

         5.2.2 The Landlord shall use its reasonable endeavours to complete the Landlords Works as quickly as possible and in any event within a period of 120 days from the Term Commencement Date.

         5.2.3 The Landlord in carrying out the Landlords Works, shall use its reasonable endeavours not obstruct or interfere with the carrying out of the Tenants Improvements and the Landlord (its agents and contractors) shall abide by all reasonable stipulations of the Tenant (its agents and contractors).

         5.2.4 If the Landlord has not completed the Landlords Works within a period of 120 days from (a) the Term Commencement Date (save for the additional car spaces); or (b) the date of service of notice pursuant to Clause 1.2.7 of the Sixth Schedule in respect of the additional car spaces, the Tenant shall be entitled (but not obliged) to carry out and complete the Landlords Works and the Tenant shall be entitled to set off all costs and expenses reasonably and properly incurred by the Tenant against payment of the rent hereby reserved.

         5.2.5 The Landlord agrees that it shall be liable for any repair to the foundations floor sub-floor steel frame or load bearing walls of the

                  Demised Premises which are required as a result of any latent or inherent defect which shall have manifested itself before the expiration of five years from the Term Commencement Date and which shall have been notified by the Tenant to the Landlord in writing before the expiration of five years from the Term Commencement Date provided always that such notice has been given by the Tenant to the Landlord immediately the Tenant becomes aware of the said defect.

6.       INSURANCE

         6.1      LANDLORD TO INSURE

                  Subject to the Landlord being able to effect insurance against any one or more of the items referred to in this sub-clause (which the Landlord shall use its reasonable endeavours to effect) and subject to reimbursement by the Tenant of the sums referred in paragraph 3.2 the Landlord covenants with the Tenant to insure the following in the name of the Landiord;-

                  6.1.1 the Demised Premises against loss or damage by the Insured Risks in the full reinstatement cost thereof (to be determined from time to time by the Landlord or his Surveyor or Professional Adviser) including;

                  6.1.2 Architects Surveyors Consultants and other professional fees (including Value Added Tax thereon);

                  6.1.3 the costs of shoring up demolishing site clearing and similar expenses;

                  6.1.4 all stamp duty and other taxes or duties exigible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction reinstatement or repair of the Demised Premises;

                  6.1.5 such provision for inflation as the Landlord acting reasonably and properly shall deem appropriate;

                  6.1.6 the loss of rent (taking account of any review of the rent which may become due under this Lease) following loss or damage to the Demised Premises by the Insured Risks for three (3) years;

                  6.1.7 property owners public employer's and other liability of the Landlord arising out of or in relation to the Demised Premises; and

                  6.1.8 such other insurances as the Landlord may acting reasonably and properly from time to time deem necessary to effect.

         6.2      LANDLORD TO PRODUCE EVIDENCE OF INSURANCE AND OTHER MATTERS

                  6.2.1 At the request of the Tenant the Landlord shall and hereby covenants with the Tenant to produce to the Tenant a copy or extract duly certified by the Landlord of the policy/policies of such insurance and a copy of the receipt(s) for the last premium or (at the Landlord's option) reasonable evidence from the insurers of the terms of the insurance policy/policies and the fact that the policy/policies is subsisting and in effect.

                  6.2.2    The Landlord covenants with the Tenant as follows:-

                           6.2.2.1 The Landlord will use its reasonable endeavours to secure competitive insurance rates usual and customary for all insurances effected or to be effected by the Landlord pursuant to its insuring obligations in this Lease.

                           6.2.2.2 The Landlord shall use its reasonable endeavours to procure that insurers of the Demised Premises from time to time issue a waiver of subrogation rights against the Tenant Provided that if no such letter shall be procured the Landlord shall procure that the interest of the Tenant in the Demised Premises shall be noted on the policy/policies of insurance.

                           6.2.2.3 The Landlord shall have due regard to any reasonable representations made by the Tenant in relation to insurance of the Demised Premises including the nomination of the Insurer.

         6.3      DESTRUCTION OF THE DEMISED PREMISES

                  If the Demised Premises or any part thereof or access thereto is destroyed or damaged by any of the Insured Risks so as to render it unfit for use and occupation then;-

                  6.3.1 unless payment of the insurance moneys shall be refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any under-tenant or any person under its or their control; and

                  6.3.2 subject to the Landlord being able to obtain any necessary planning permission and fire safety certificates and all other necessary licences approvals and consents (in respect of which the Landlord shall use its reasonable endeavours to obtain and shall forthwith procure the lodging of an application and diligently pursue such application); and

                  6.3.3 subject to the necessary labour and materials being and remaining available (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable);

                           the Landlord shall lay out the proceeds of such insurance (other than any in respect of the loss of rent and service charge sums) in the rebuilding and reinstating of the Demised Premises or the part or parts thereof so destroyed or damaged substantially as the same were prior to any such destruction or damage (but not so as to provide accommodation identical in manner or method of construction if it would not be reasonably practical to do so provided such variation shall not materially alter the layout and specifications of the new building from the existing building) and shall make good any shortfall at the sole cost of Landlord;

         6.4      WHERE REINSTATEMENT IS PREVENTED

                  If the Landlord is prevented (for whatever reason) from rebuilding or reinstating the Demised Premises the Landlord shall be relieved from such obligation and shall be solely entitled to all the insurance moneys and if such rebuilding and reinstating shall continue to be so prevented for twenty four months after the date of the destruction or damage and this Lease has not been terminated by frustration either the Landlord or the Tenant may at any time after the expiry of such twenty four months by written notice given to the other determine this demise but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

         6.5      CESSER OF RENT AND SERVICE CHARGE

                  In case the Demised Premises or any part or parts thereof or access thereto shall be destroyed or damaged by any of the Insured Risks so as to render same unfit for use and occupation and the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some act or default of the Tenant or any under-tenant or any person under its or their control then the rents reserved by clauses 3.1 3.2 and 3.3 or a fair proportion thereof according to the nature and extent of the damage sustained shall be immediately suspended until the Demised Premises or the part destroyed or damaged shall be again rendered fit for use and occupation and accessible for Tenant's operations (as reasonably was the case prior to such damage event) or until the expiration of three years if the option to determine pursuant to Clause 6.4 has not been exercised from the date of such destruction or damage (whichever is the earlier) and any dispute regarding the cesser of rent shall be referred to a single arbitrator to be appointed in default of agreement upon the application of either party by or on behalf of the President (or other officer endowed with the functions of such President) for the time being of the Society of Chartered surveyors in accordance with the provisions of the Arbitration Acts 1954 to 1980.

         6.6      SUPERIOR LEASE

                  6.6.1 The Landlord shall perform and observe or procure the performance and observance of the covenants and conditions on the part of the tenant in the Superior Lease contained save to the extent that these covenants and conditions are fully set-out herein and are the responsibility of the Tenant under the provisions of this Lease.

                  6.6.2 The Landlord shall use its reasonable endeavours to procure performance by the Superior Landlord with its obligations pursuant to the provisions of the Superior Lease including, but not limited to the obligation to provide services to the Demised Premises and the Estate.

         6.7      INSURANCE BECOMING VOID

                  Neither the Tenant or the Landlord shall do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Landlord and agreed to pay the increased premium) do anything whereby any abnormal or loaded premium may become payable and the Tenant shall on demand pay to the Landlord all expenses incurred by the Landlord in renewing any such policy.

         6.8      NOTICE BY TENANT AND LANDLORD

                  The Tenant and Landlord, as the case may be, shall give each other notice forthwith upon the happening of any event or thing which might affect any insurance policy relating to the Demised Premises.

7.       PROVISOS

         PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

7.1      FORFEITURE

         Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord:

                  7.1.1 if the rent reserved by this Lease or any part or parts thereof shall be unpaid fourteen days after becoming payable or in the case of any other sums by the date on which they become payable (whether formally demanded or not); or

                  7.1.2 if any of the covenants by the Tenant contained in this Lease shall not be performed or observed after being given written notice by Landlord providing a reasonable time to remedy such breach; or

                  7.1.3 if the Tenant (being a body corporate) has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members' voluntary winding up for the purposes of an amalgamation or reconstruction as permitted by law or which has the prior written approval of the Landlord) or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager is appointed in respect of the Demised Premises or any part thereof or of the Tenant; or

                  7.1.4 if the Tenant being an individual or if more than one individual then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt (whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or shall have a receiving order made against him

                  THEN and in any such case the Landlord may at any time thereafter re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

         7.2      NO IMPLIED EASEMENTS

                  Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement right or privilege other than those expressly granted by this Lease.

         7.3      EXCLUSION OF WARRANTY AS TO USER

                  Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts or the Building Control Act and the Public Health Acts for any purpose other than the Permitted User first therein stated at Clause 1.15;

         7.4      REPRESENTATIONS

                  The Tenant and Landlord acknowledge that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord or Tenant as the case may be except any such statement or representation that is expressly set out in this Lease.

         7.5      EFFECT OF WAIVER

                  Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord.

         7.6      APPLICABLE LAW

                  This Lease shall in all respect be governed by and interpreted in accordance with the laws of Ireland;

         7.7      OPTION TO DETERMINE

                  7.7.1 The Tenant may terminate this Lease on either the last day of the fifth year of the term (The First Determination Date) the last day of the tenth year of the Term (the Second Determination Date) the last day of the fifteenth year of the Term (the Third Determination Date) or the last day of the twentieth year of the Term (the Fourth Determination Date) strictly subject to the Tenant complying with the following terms and conditions:-

                  7.7.1.1 The Tenant shall give to the Landlord not less than twelve months prior written notice (which shall be irrevocable) of its intention to terminate the Lease on the First Determination Date, the Second Determination Date the Third Determination Date or the Fourth Determination Date as the case may be.

                  7.7.1.2 The Tenant shall pay all the rents herein reserved and observe and perform in all covenants and conditions on its part to be performed and observed herein contained up to the First Determination Date the Second Determination Date the Third Determination Date the Fourth Determination Date as the case may be.

                  7.7.1.3 in the case of the exercise of the option to terminate on the First Determination Date the Tenant shall pay to the Landlord on or before the First Determination Date an additional sum equal to eighteen months rent (payable pursuant to Sub-Clause 3.1) payable during the 5th year of the Term.

                  7.7.1.4 in the Case of the exercise of the Option to terminate on the Second Determination Date the Tenant shall pay to the Landlord on or before the Second Determination Date an additional sum equal to nine months rent (payable pursuant to Sub-Clause 3.1) payable during the tenth year of the Term.

                  7.7.1.5 in the Case of the exercise of the Option to terminate on the Third Determination Date the Tenant shall pay to the Landlord on or before the Third Determination Date an additional sum equal to six months rent (payable pursuant to Sub-Clause 3.1) payable during the fifteenth year of the Term;

                  7.7.1.6 in the case of the exercise of the Option to terminate on the Fourth Determination Date, there shall be no additional rent payable with respect to such termination;

                  7.7.1.7 the Tenant shall deliver up to the Landlord on the First Determination Date the Second Determination Date the Third Determination Date or the Fourth Determination Date as the case may be the Demised

                           Premises maintained and repaired in all material respects in accordance with its obligations under this Lease with vacant possession of the entire thereof;

                  7.7.1.8 the Tenant shall furnish to the Landlord on or prior to the First Determination Date the Second Determination Date the Third Determination Date or the Fourth Determination Date as the case may be evidence of payment of any outgoings payable in respect of the Demised Premises on or prior to such relevant Determination Date

                  7.7.1.9 The Tenant shall furnish to the Landlord on or prior to the First Determination Date the Second Determination Date the Third Determination Date or the Fourth Determination Date as the case may be the original of this Lease (or where the original has been lost evidence of such loss and that it has not been deposited as security or if it has evidence of release of such security), and a satisfactory indemnity in respect of any loss arising from the loss of the Lease a duly executed release of any Mortgage charge or encumbrance thereover or over the Demised Premises a completed assent to closure of any leasehold folio opened in the Land Registry in respect of this Lease and to the cancellation of the Lease as a burden on the Landlord's folio, evidence of the termination of any sub-leases of the Demised Premises and any applicable documents in the Tenant's possession in relation to this Lease of the Demised Premises and the Land Certificate (if issued) in relation to the Tenant's folio.

                  Subject to strict compliance with the foregoing conditions the Term shall cease on the First Determination Date the Second Determination Date the Third Determination Date or the Fourth Determination Date (whichever shall be applicable) but without prejudice to the remedies of either party against the other in respect of any antecedent breach of any of the covenants or conditions contained in this Lease. PROVIDED ALWAYS that it is acknowledged that the provisions of this Clause 7.7 shall only remain in force and effect for so long as the Tenant is Celerity Fluid Systems Ireland Limited or a company that is related to Celerity Fluid Systems Ireland Limited in the manner described in section 140(5)(a) to (d) of the Companies Act 1990 (hereinafter called "a Related Company") and the benefit of this option shall not be assignable to any assignee of the Demised Premises that is not a Related Company of Celerity Fluid Systems Ireland Limited and in the event of any assignment of the Tenant's Interest under this Lease to a company which is not a Related Company of Celerity Fluid Systems Ireland Limited as aforesaid the option contained in this clause shall immediately cease and no longer be of any force or effect and shall not apply to such assignee or any subsequent successor in title.

         7.8      NOTICES

                  7.8.1 Any demand or notice required to be made given to or served on the Tenant under this Lease shall be duly and validly made given or served if addressed to the Tenant (and if there shall in either case be more than one of them then to any one of them) and delivered personally or sent by pre-paid registered or recorded delivery mail or sent by telex or telegraphic facsimile transmission email or private courier evidenced by receipt addressed (in the case of a company) to its registered office or (whether a company or individual) to its last known address or (in the case of a notice to the Tenant) to the Demised Premises;

                  7.8.2 Any notice required to be given to or served on the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail or sent by telex telegraphic facsimile transmission email or private courier evidenced by receipt addressed to the Landlord at its registered office as the Landlord shall have furnished (and maintained current) by written notice to Tenant.;

         7.9      EXERCISE OF LANDLORDS RIGHTS

                  Where the Landlord or any other person on behalf of the Landlord exercises any rights or reservations pursuant to this Lease, then the person exercising such rights will do so on the basis that:-

                  7.9.1 such rights shall be exercised where possible or appropriate outside the business hours of the Tenant except in the case of emergency;

                  7.9.2 such person shall minimise any damage and disturbance to the business being carried on in the Demised Premises;

                  7.9.3 such person shall make good all damage to the Demised Premises;

                  7.9.4 any works shall be carried out in accordance with good building practice and in compliance with any statutory requirements;

                  7.9.5 due regard shall be had to the Tenant's requirements in relation to any works permitted under any such right or reservation;

                  7.9.6 any works requiring entry onto the Demised Premises shall only be carried out where such works cannot otherwise be reasonably and commercially achieved from outside the Demised Premises.

8.       SECTION 45 LAND ACT 1965

         IT IS HEREBY CERTIFIED that the Demised Premises are situate in the County of Fingal

9.       FINANCE ACT CERTIFICATES

         9.1 IT IS HEREBY CERTIFIED that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) exceeds E 6,350

         9.2 IT IS HEREBY FURTHER CERTIFIED that Section 53 (Lease combined with Building Agreement for dwelling house/apartment) of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.

10.      SECTION 29 COMPANIES ACT 1990

         IT IS HEREBY CERTIFIED for the purposes of Section 29 of the Companies Act 1990 that the transaction hereby effected does not require to be approved by a resolution passed at a general meeting of the members of the Tenant.

11.      ASSENT

         The Landlord HEREBY ASSENTS to the registration of this Lease as a burden on the property comprised in the Folio to be opened in respect of the Landlord's interest AND HEREBY CONSENTS to the use of the Land Certificate (when issued) of the said Folio for the purposes of such registration.

12.      TENANT'S ADDRESS AND DESCRIPTION

         The address of the Tenant in the State for service of notices and its description are as appear at the commencement of this Lease.

IN WITNESS whereof the parties hereto have executed this Lease in the manner following and on the day and year first herein WRITTEN.

                                 FIRST SCHEDULE

                                DEMISED PREMISES

ALL THAT the lands and premises together with the building(s) comprising 27,190 square feet erected thereon or on part or parts thereof as shown outlined in red on Plan No. 1 annexed hereto (excluding the electricity substation on the ground floor shown coloured green on Plan No.1) and known as Unit B14 IDA Business Park Ballycoolin Dublin 15 (being part of the premises comprised in Dealing No. D2001DN004353M and being part of the lands comprised in Folio 120501F of the Register County Dublin) including without prejudice to the generality of the foregoing:-

1. all Landlord's fixtures fittings plant machinery apparatus and equipment now or hereafter in or upon the same;

2.       all Conduits in upon over under or exclusively serving the same;

3.       all additions alterations and improvements thereto; and

4. all exterior paving, grounds, landscaping and appurtenances thereto or therein.

                                 SECOND SCHEDULE

                          RIGHTS AND EASEMENTS GRANTED

1. All rights easements and privileges (insofar as applicable) which have been granted to the Landlord and which are more particularly described in the First Schedule to the Superior Lease and furnished to Tenant herein.

                                 THIRD SCHEDULE

                           EXCEPTIONS AND RESERVATIONS

The following rights and easements are excepted and reserved out of the Demised premises to the Landlord and the occupiers of the Adjoining Property and all other persons authorised by the Landlord or having the like rights and easements:-

1. The free and uninterrupted passage and running of the Utilities through the Conduits which are now or may at any time during the Term be in on under or passing through or over the Demised Premises;

2. Subject to provisions of Clause 7.9, the right at all reasonable times upon at least 48 hours prior notice except in cases of manifest emergency to enter (or in cases of manifest emergency or after the giving of reasonable notice during the Tenant's absence to break and enter) the Demised Premises in order to:- inspect cleanse maintain repair connect remove lay renew relay replace with others alter or execute any works whatever to or in connection with the Conduits and any other services;

         execute repairs decorations alterations and any other works and to make installations to the Adjoining Property or to do anything whatsoever which the Landlord may or must do under this Lease;

         see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority;

3. The rights of light air support protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Adjoining Property;

4. Full right and liberty at any time hereafter to raise the height of or make any alterations or additions or execute any other works to any buildings on the Adjoining Property or to erect any new buildings of any height on the Adjoining Property in such a manner as the Landlord or the person exercising the right shall think fit, notwithstanding that the same may obstruct affect or interfere with the amenity of or access to the Demised Premises or the passage of light and air to the Demised Premises but not so that the Tenant's use and occupation thereof is materially affected;

5.       All mines and minerals in or under the Demised Premises.

6. All rights easements and privileges which are excepted or reserved unto the Superior Landlord and which are more particularly described in the First Schedule to the Superior Lease as provided to Tenant herein.

7. The full right and liberty for the Electricity Supply Board its successors and assigns its and their servants agents and subcontractors:-

         7.1 to go pass and repass with or without vehicles along over and upon the roads and ways on the Demised Premises leading to the electricity substation site shown on Plan No. II annexed hereto and thereon outlined in red (hereinafter called the Sub-station-Site).

         7.2 to lay and construct electricity supply cables and other services under the Demised Premises leading from and to the Substation-Site.

         7.3 to inspect cleanse maintain repair connect remove lay renew replace the said electricity cables and other services.

8. Unto the Electricity Supply Board and its successors and assigns the free and uninterrupted passage and running of the Utilities through the Conduits from and to the Substation-Site.

                                 FOURTH SCHEDULE

                                  RENT REVIEWS

It is hereby acknowledged and agreed by the Landlord and the Tenant that the revised rents payable under this Lease shall be:-

1. For the period of five years commencing on the 1st day of September 2007 E 305,887.50 per annum.

2. For the period of five years commencing on the 1st day of September 2012 E 382,291.40 per annum.

3. For the period of five years commencing on the 1st day of September 2017 E 478,000.20 per annum.

4. For the period of five years commencing on the 1st day of September 2022 E 597,636.20 per annum.

                                 FIFTH SCHEDULE

                              TENANT IMPROVEMENTS

OUTLINE SCOPE OF WORK TO BE DONE IN FITTING OUT AN EXISTING FACTORY AT BALLYCOOLIN BUSINESS PARK, BALLYCOOLIN ROAD, BLANCHARDSTOWN, DUBLIN 15 FOR KINETICS FLUID SYSTEMS.

PREPARED BY:

ARCHITECTS: LORCAN LYONS & ASSOCIATES
                  NORTHUMBERLAND HOUSE
                  11, NORTHUMBERLAND AVENUE
                  DUN LAOGHAIRE
                  COUNTY DUBLIN

                  TEL: 01 280 0054
                  FAX: 01 280 6992

                  DATED: JUNE 2002

IN GENERAL, THE SCOPE OF WORK IS DESCRIBED IN THE FOLLOWING DESCRIPTION. A CONCEPTUAL DRAWING OF INTENDED TENANT IMPROVEMENTS IS ALSO PROVIDED, WHICH WILL BE FURTHER DEFINED AS THE PROJECT DEVELOPS TOWARD TENDER PACKAGES. A FULL SET OF SUCH PROJECT DRAWINGS AND SPECIFICATIONS WILL BE MADE AVAILABLE TO THE LANDLORD. ALL WORK WILL BE PERFORMED IN ACCORDANCE WITH APPLICABLE STATUES, CODES AND REGULATIONS GOVERNING THE PROJECT, THE LEASE, AND THE DEVELOPMENT SPECIFICATIONS.

1.       OFFICES

1.1      Erect partitions on Ground Floor to form a Meeting Room.

1.2      Erect partitions on First Floor to form 4 No. Offices.

2.       FACTORY

2.1      Erect high level steel work to take Air Handling Units.

2.2      Form roof and wall openings for air intake and exhaust.

2.3 Provide waste pipe under existing floor slab from Canteen sink and connect to new manhole taken to existing drains.

2.4 Erect "walk on" ceiling and partitions as required to form new clean rooms.

2.5 Prepare existing concrete floor to take selected flooring in clean rooms.

2.6 Prepare existing concrete floor to take selected dust sealer (if required).

3.       EXTERNAL

3.1      Form two concrete bases for Nitrogen and Argon Tanks.

4.       SERVICES

4.1      To upgrade ESB supply as required.

4.2      Provide mechanical and electrical services to Clean Room.

4.3      Provide Telephone System through out.

                                 ==============

                                  [FLOOR PLAN]

                                 SIXTH SCHEDULE

                         SPECIAL LANDLORD CONTRIBUTIONS

1. In addition to Landlord obligations with respect to the Demised Premises as set out in this Lease, and immediately following to the commencement of this Lease, the Landlord shall provide the following at Landlord's expense (unless otherwise noted below):

         1.1 The Landlord shall procure the correction of all deficiencies in accordance with the "snag list" (a copy of which is appended hereto) denoting such deficiencies or substandard work in the facility and grounds of the Demised Premises.

         1.2 The Landlord agrees, at the Landlord's expense, to provide the following additional improvements to the Demised Premises:

                  1.2.1 Floor coverings to the offices conference rooms and first floor balcony in the reception area comprising Furlong Confidence heavy commercial grade (or similar equivalent as agreed) and per colour and specification as agreed;

                  1.2.2 Urinals of good commercial quality together with shower room in the ground floor gentlemen's toilet (Landlord to consult with Tenant's architect on exact placement);

                  1.2.3 Urinals of good commercial quality in the first floor gentlemen's toilet (Landlord to consult with Tenant's architect on exact placement);

                  1.2.4 One additional first floor window (equal or similar size as the existing adjacent window) from the conference room overlooking the production floor area (the Landlord to consult with the Tenant's architect on exact placement);

                  1.2.5 External landscaping as per SAP landscape plan dated 17 June 2002;

                  1.2.6 The production floor area shall be dust sealed with a commercial quality epoxy sealant, colour and specification to be agreed;

                  1.2.7 The Landlord agrees within 120 days of receipt of a notice in writing from the Tenant requesting it to do so it will procure the provision and laying out of an additional car parking area (complete with paving and in accordance with reasonable standards and specifications) and of sufficient size to procure that the Demised Premises shall have not less than 72 car spaces in total on the Demised Premises.

                                    SNAG LIST

                                   SITE WORKS

         - Rake over, Remove Stones, Roll and Seed all Grass Areas and provide Landscaping.

         -        Provide Mowing Kerbs to all Manholes.

         -        Lower Area around Gas Tank to prevent flooding.

         - Engineers to confirm that "Crazing" Marks on Asphalte are of no consequence.

         -        Mark out Car Park Spaces.

         -        Mark Boundaries.

         - Engineers to confirm that there are sufficient Street Lights in Car Park (e.g. only 2 No. Standards in Side Car Park).

         - Engineers to confirm that Drains have been cleaned out and Manholes properly formed.

         -        Reduce height of Area to the West down to original level.

         -        Check No. of Car Park Spaces to meet Planning Condition.

FRONT ELEVATION (SOUTH)

         - Fit Plastic Covers to Weep Holes in Windows to Reception Area (Also, check other Windows are complete).

         - Cover Plate to Transom, over Entrance Door; is split in centre, replace with one piece.

         -        Plaster exposed Block Work under Windows.

         - Complete Mastic Pointing to side of Glazed Screen to left of Reception.

         -        Fit Plastic Covers to Screw Fixing, on Metal Pieces between
                  Windows.

SIDE ELEVATION (WEST)

         -        Mastic Vertical Joint in Flat Architectural Panels.

         -        Clean off Rust Marks on Flat Panels.

         -        Exit Door:      Seal top of Door Frame, at fixed Panel.
                                  Form Concrete Level Area outside Exit Doors
                                  (Fire Regulation).

         -        2 Fixings missing in Cladding.

RERE ELEVATION (NORTH)

         -        Form Flat Concrete Area at Exit Door.

         -        Clean off Rust Marks in Cladding at Exit Doors.

SIDE ELEVATION (EAST)

         -        Fit Plastic Covers to Weep Holes.

         -        Plaster under Windows.

         -        Complete Gravel at Loading Door.

         -        Provide Vents to E.S.B. Room if required by them.

         -        Mastic Vertical Joints in Flat Panels.

                                    RECEPTION

         -        Provide Stays to Opening Window Sections.

         -        Fill Gap between Ceiling and Alumimium Screen.

         -        Provide Cover to Radiator Valve.

         - Drill Holes in Threshold and Frame of Small Door into Lobby for Bolts.

         -        Provide Skirting to Lobby.

         -        Fill Gaps around Timber Architraves/Skirtings.

         -        Check Fire Regulations for Automatic Smoke Vent.

         -        Remove Label on High Level Window.

         -        Provide Mat to Lobby.

                              GROUND FLOOR OFFICES

         -        Make good Timber Skirting; cut for Heating Pipes.

         -        Check Stays to all Opening Windows.

                                 FEMALE TOILETS

         -        Replace 2 Broken Tiles at back of W.C.

         -        2 No. W.C.'s have Flexible Drains - Are these acceptable?

         -        Fit Toilet Roll Holders.

                                 DISABLED TOILET

         -        Paint Copper Pipes to Radiator.

         -        Fit Mirror.

         -        Fit Toilet Roll Holder.

                                 CLEANERS STORE

         -        Fit Sink.

                                  MALE TOILETS

         -        Fix Loose Skirting Tile at Drain under Wash Hand Basins.

         -        Fit Shower as agreed.

         -        Fit Urinals as agreed.

                                     FACTORY

         - Confirm specification for Dust Sealer, yet to be applied to Concrete Floor.

         -        Cut back D.P.M. along external Walls and Point all Joints.

         -        Fill Gap at Side of Exit Doors.

         -        Remove Tape from Windows.

         -        Close up Gap in Cladding to Right of Main Loading Door.

         - Loading Door suspended from Purlins, is this acceptable to Engineers?

         -        Remove "Cleats" at Wind Bracing.

         -        Close up Gap, between Block Wall and Cladding along East
                  Elevation.

                                   BACK STAIRS

         -        Check For Roof Leak and Replace Damaged Ceiling Tiles.

         -        Check for Automatic Roof Vent (Fire Regulations).

                               FIRST FLOOR OFFICES

         -        Close up Gap between Window Board and Wall.

         -        Check all Window Stays.

                             FIRST FLOOR BOARD ROOM

         -        Check that 3 No. Radiators are sufficient for this Room.

         -        Provide Plastic Caps over Screw Fixings in Kitchen Unit.

         -        No Drain for Dishwasher provided.

                             MAIN FIRST FLOOR TOILET

         -        Provide Toilet Roll Holder.

                            SMALL FIRST FLOOR TOILET

         -        Replace Hatch to Water Tank over.

         -        Provide Mirror.

         -        Provide Toilet Roll Holder.

         -        Check that size of Water Tanks is correct.

NOTE: THIS SNAG LIST IS BASED ON A VISUAL INSPECTION ONLY, NO TESTS WERE CARRIED
         OUT OR OPENINGS MADE. THE ROOF WAS NOT INSPECTED FROM THE OUTSIDE AS NO ACCESS WAS AVAILABLE.

SIGNED SEALED AND DELIVERED
by the said SENAN BOLAND                                     /s/ Senan Boland
in the presence of:-


SIGNED SEALED AND DELIVERED
by the said MARIE BOLAND                                    /s/ Marie Boland
in the presence of:-


PRESENT when the Common Seal
of CELERITY FLUID SYSTEMS IRELAND LIMITED
was affixed hereto:-                                        /s/
                                                            --------------------


                                                            /s/
                                                            --------------------

                               [RURAL PLACE MAP]

                               [RURAL PLACE MAP]

                       Dated the 4th day of SEPTEMBER 2002

                          SENAN BOLAND AND MARIE BOLAND

                                                                        ONE PART

                                       AND

                     CELERITY FLUID SYSTEMS IRELAND LIMITED

                                                                      OTHER PART

                                     LEASE

              UNIT B14 IDA BUSINESS PARK BALLYCOOLIN COUNTY DUBLIN

                            GERRARD SCALLAN & O'BRIEN
                                   Solicitors
                            69/71 St. Stephen's Green
                                    Dublin 2

[CELERITY LOGO]

FACSIMILE

Attention: Randy Green, Celerity Group, Inc.
           Elbhlin O.Donnell, William Fry

Regarding: VAT form 4A, Lease of Ballycoolin facility, Co. Dublin

From:      Peter English

Date:      08.27.02

Pages:     3

Message:

The attached completed VAT From 4A was dispatched by courier to Hugh O'Donnell (Gerard Scallan O'Brien Solicitors) today.

Regards,

------------------

This message is Intended only for the use of the individual or entity to which it is addressed and may contain information that is privileged, confidential or subject to copyright. Any unauthorized use, disclosure, distribution or copying of this communication by anyone other than the intended recipient is strictly prohibited. If you received this message in error, please notify us immediately by telephone to arrange for its return at our expense.

                                                                     FORM VAT 4A

                   VALUE ADDED TAX - SECTION 4A, VAT ACT 1972

To: Inspector of Taxes,

         APPLICATION BY A LESSOR AND A LESSEE TO HAVE THE PROVISIONS OF
      SECTION 4A VAT ACT 1972 APPLIED TO A LETTING OF PROPERTY DEEMED TO BE
           A SUPPLY OF GOODS UNDER SECTION 4, VAT ACT 1972. (NOTE 1)

          [BEFORE COMPLETING THIS FORM PLEASE READ THE ATTACHED NOTES]

SECTION A - (TO BE COMPLETED BY THE LESSOR)

1. NAME OF LESSOR                           Senan Boland and Marie Boland

2. ADDRESS OF LESSOR                        1 Greenane
                                            Dunshaughlin
                                            County Meath

3. TRADING NAME                             ________________________________

4. TELEPHONE NUMBER                         8215520

5. VAT NUMBER                               IE 95388205

6. ADDRESS OF PREMISES TO BE LEASED         Unit B14
                                            IDA Business Park
                                            Ballycoolin, Dublin 15

7. IS THE LETTING OF THE PROPERTY A
   TAXABLE SUPPLY OF PROPERTY UNDER               YES [X]    NO [ ]   (NOTE 2)
   SECTION 4, VAT ACT 1972

8. PERIOD OF PROPOSED LEASE                 25 Years
                                            -----------------------   (NOTE 3)
                                            4,588,312.50 Euro

9. CAPITALISED VALUE OF THE Lease           _______________________   (NOTE 4)

10. VAT DUE                                 573,539.06 Euro           (NOTE 5)

SECTION B - (TO BE COMPLETED BY THE LESSEE)

11.      NAME OF LESSEE                     CELERITY FLUID SYSTEMS IRELAND
                                            LIMITED

12.      ADDRESS OF LESSEE                  898 LAGAN ROAD, DUBLIN INDUSTRIAL
                                            ESTATE, [ILLEGIBLE], DUBLIN 11

13.      TRADING NAME                       CELERITY FLUID SYSTEMS IRELAND LTD

14.      TELEPHONE NUMBER                   01 830 5088

15.      VAT NUMBER                         IE 4748514T

16.      DESCRIBE THE PURPOSE FOR WHICH
         THE PREMISES AT NO. 6 OVERLEAF
         IS BEING LEASED                    FACTORY + OFFICES           (NOTE 6)

17.      ARE YOU ENTITLED TO FULL
         DEDUCTIBILITY IN RESPECT OF THE        YES [X]    NO [ ]       (NOTE 7)
         VAT CHARGEABLE ON THE LEASE OF
         THE PREMISES

                                  DECLARATIONS                          (NOTE 8)

TO BE COMPLETED BY THE LESSOR

I/We declare that the information provided in Section A of this form is correct and I/we undertake to supply any further information which may be requested.

Signed:                                                 Date: ________________
        -----------------------

Status: _______________________

TO BE COMPLETED BY THE LESSEE

I/We declare that the information provided in Section B of this form is correct and I/we undertake to supply any further information which may be requested. I further declare that I am entitled to full deductibility in respect of the amount of VAT shown at No. 10 overleaf and that I will account for that VAT on my VAT return.

Signed:                                                 Date: 27 August 2002
        ------------------------

Status: DIRECTOR

                               [WILLIAM FRY LOGO]

                                   WILLIAM FRY
                                   SOLICITORS

Our Ref         013211.0008.EOS/EOD                             21 November 2002

BY DHL

Mr Randy Green
Vice President
Global Facilities & Safety
Celerity Group, Inc.
400 Parker Drive, Suite 1100
Austin
TX 78728
USA

LEASE OF UNIT B14 IDA INDUSTRIAL PARK, BALLYCOOLIN, CO. DUBLIN

Dear Randy

I refer to the above matter and now enclose copy Lease dated 4 September 2002 between (1) Senan Boland and Marie Boland and (2) Celerity Fluid Systems Ireland Limited. You will note that the Lease has been stamped and a new map meeting Land Registry requirements has been inserted.

I am currently arranging to lodge the original Lease in the Land Registry for registration, and when registered, I confirm that we will store the original Lease in our strong-room for safe-keeping.

You may recall that we had refused to hand over the insurance monies on closing as GSOB had not furnished us with a copy of the Boland's insurance policy, and had issued us with an incorrect invoice. They have now forwarded us a copy of the insurance policy together with an invoice in the sum of Euro E 15,301.18 in respect of the premium due, and I enclose copies of both for your information. I would be grateful if you could inform me as to who I should forward the invoice to, so that we can arrange to have a cheque forwarded to GSOB to discharge same.

I look forward to hearing from you.

With regards-

         Fitzwilton House, Wilton Place, Dublin 2, Ireland. DX23 Dublin

Yours sincerely                                               [WILLIAM FRY LOGO]

/s/ Eibhlin O'Donnell
--------------------------
Eibhlin O'Donnell
William Fry
Solicitors

Direct Dial: +353-1-639 5000
E-Mail: eibhlin.odonnell@williamfry.ie

80497-vl

[EAGLE STAR LOGO]

                                                    POLICY NO: 01 CCP 0638746

                                                    AGENCY NO: 010651762

                                                    BRANCH:    DUBLIN

MacDonagh Boland Crotty MacRedmond
Ltd t/a Aon MacDonagh Boland (Under
writer In House)
10/12 Lansdowne Road
Dublin 4

                           COMMERCIAL COMBINED POLICY

INSURED:                     Mr Senan Boland & Mrs Marie Boland

BUSINESS DESCRIPTION:        Property Owners

PERIOD OF INSURANCE:         From 30/08/2002 to 1200 hours on 30/08/2003

RENEWAL DATE:                30/08/2003

OPERATIVE SECTIONS:          Fire and Additional Perils
                             Business Interruption
                             Public Liability

FIRST PREMIUM:               E 15,301.18(IR L 12,050.66)

               NOTE:- THE ABOVE PREMIUM INCLUDES STATUTORY CHARGES

The following endorsements apply to all Sections of this Policy:

T1005        T1006

POLICY NO: 01 CCP 0638746          BRANCH: DUBLIN          AGENCY NO: 01 0651762

[EAGLE STAR LOGO]

                             COVER DETAILS SCHEDULE

RISK LOCATION:               Unit B14
                             Ballycoolin Industrial Estate
                             Blanchardstown
                             Dublin 15

OCCUPANCY & CONSTRUCTION DETAILS: Occupied by tenant Kinetics Fluid Systems
                                  Ireland Ltd, they design, manufacture, markets and services high purity gas and chemical delivery instruments.

SECTION: FIRE AND ADDITIONAL PERILS

                             SUMS INSURED
Buildings                    E  2,400,000

                             ------------
       TOTAL SUM INSURED     E  2,400,000
                             ------------

The Insurer will indemnify the Insured in respect of Damage which is caused by or which is attributable to any of the following additional perils (which are defined under the Fire and Additional Perils section of the policy document). 1,2,3,5,7,9,10,11,13

The following endorsements apply to this Section:
MD015, MD036, MD062

SECTION: BUSINESS INTERRUPTION

Indemnity Period                                                       36 Months

                             SUMS INSURED
Gross Profit                 E    734,130

                             ------------
       TOTAL SUM INSURED     E    734,130
                             ------------

The Insurer will indemnify the Insured in respect of Damage which is caused by or which is attributable to any of the following additional perils (which are defined under the Business Interruption section of the policy document). 1,2,3,5,7,9,10,11,13

The following endorsements apply to this Section:
BI028, BI045

POLICY NO: 01 CCP 0638746         BRANCH: DUBLIN           AGENCY NO: 01 0651762

[EAGLE STAR LOGO]

SECTION: PUBLIC LIABILITY

Limit of Indemnity any one Accident                            E 1,300,000

                                                                  WAGEROLL

Sub Contractors Wages                                               Nil
Work Away Wages                                                     Nil

The following endorsements apply to this Section :
PL183, PL251

POLICY NO: 01 CCP 0638746         BRANCH: DUBLIN           AGENCY NO: 01 0651762

[EAGLE STAR LOGO]

                              ENDORSEMENTS SCHEDULE

T1005 - WAR AND TERRORISM EXCLUSION ENDORSEMENT

This Policy excludes loss, damage, cost or expense or liability of whatsoever nature directly or indirectly caused by, resulting from or in connection with any of the following regardless of any other cause or event contributing concurrently or in any other sequence to the loss;

(1) war, invasion, acts of foreign enemies, hostilities or warlike operations (whether war be declared or not), civil war, rebellion, revolution, insurrection, civil commotion assuming the proportions of or amounting to an uprising, military or usurped power; or

(2)      any act of terrorism.

         For the purpose of this endorsement an act of terrorism means an act, including but not limited to the use of violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf or in connection with any organisation(s) or government(s), committed for political or other purposes including the intention to influence any government and/or to put the public, or any section of the public in fear.

This endorsement also excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to (1) and/or (2) above.

If the Insurer alleges that by reason of this exclusion, any loss, damage, cost or expense is not covered by this Policy the burden of proving the contrary shall be upon the Insured.

T1006 - CYBER RISK CLARIFICATION

         The following clarification applies to all Sections of the policy other than the Employers Liability Section if operative

         This Policy does not apply to liability, loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with:

         (1)      the loss of alteration of or damage to

         or

         (2)      a reduction in the functionality availability or operation of a computer system, hardware, programme, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment that results from the malicious or negligent transfer (electronic or otherwise) of a computer programme that contains any malicious or damaging code including but not limited to computer virus, worm, logic bomb or trojan horse

POLICY NO: 01 CCP 0638746         BRANCH: DUBLIN           AGENCY NO: 01 0651762

[EAGLE STAR LOGO]

BI028 - BUSINESS INTERRUPTION ALL RISKS - STEALING COVER ENDORSEMENT

Exclusion 2.3 under the Business Interruption All Risks section is amended to read as follows:-

This section does not cover loss resulting from

2.       Damage caused by:

         3 (i)    theft or any attempt thereat

                  (a)      which does not involve

                           (i) entry to or exit from a building by forcible and violent means

                                    or

                           (ii)     robbery committed on the premises

                  (b)      to property in the open or in outbuildings

BI045 - BUSINESS INTERRUPTION EXCESS

The Insurer shall not be liable for the first E 125 of each and every claim under the Business Interruption section of this policy unless a higher excess applies under another endorsement of the policy.

MD015 - SUBROGATION WAIVER ENDORSEMENT

In the event of a claim under this Section the Insurer agrees to waive any rights, remedies or relief to which they might become entitled by subrogation against the under noted person(s) arising out of their occupation of the premises (insured by this Section) as tenants except where such claim shall have been brought about or contributed to by their fraudulent criminal or malicious act.

Celerity Fluid Systems Ireland Ltd

MD036 - MATERIAL DAMAGE "ALL RISKS" STEALING COVER ENDORSEMENT

Exclusion 2.3 under the Material Damage "All Risks" section is amended to read as follows:-

1.       Damage caused by:

         2.3      stealing or any attempt thereat

                  (a)      which does not involve

                           (i) entry to or exit from a building by forcible and violent means or

                           (ii)     robbery committed on the premises

                  (b)      to property in the open or in outbuildings

MD062 - FIRE AND ADDITIONAL PERILS EXCESS

The Insurer shall not be liable for the first E 125 of each and every claim under the Fire and Additional perils section of the policy (as ascertained after the application of the condition of average) unless a higher excess applies under another endorsement of the policy.

POLICY NO: 01 CCP 0638746         BRANCH: DUBLIN           AGENCY NO: 01 0651762

[EAGLE STAR LOGO]

PL183 - PROPERTY OWNERS LIABILITY ENDORSEMENT

The indemnity granted by the Public Liability Section of the Policy applies in respect of the Insured's legal liability as within defined arising from defects in the premises owned by the Insured specified below.

This policy shall not apply in respect of claims arising out of any trade or business carried out at the premises.

Unit B14, Ballycoolin Ind Est, Blanchardstown, D15

PL251 - PUBLIC LIABILITY EXCESS

The Insurer shall not be liable in respect of the first E 125 in respect of each and every claim arising in connection with loss and /or damage to Material property under the Public Liability section of the policy unless a higher excess applies under another endorsement of the policy.

                                                                      [AON LOGO]

SENAN & MARIE BOLAND
c/o Hitech Plating Ltd
Unit B10
Ballycoolin Business Park
Dublin 15

                                                           INVOICE

                                               DATE 22 OCT 02   ACCOUNT NO:H0164

Invoice No:     M00010833                      Premium                 15,001.16

Policy No:      01-CCP-0638746

Class:          Commercial and/or Combined     Government Levy            300.02
                Packages

Effective Date: 02-09-2002

Insurer:        Eagle Star Insurance Co. (Ire) Ltd.

                                               TOTAL AMOUNT DUE    EUR 15,301.18

                             TRANSACTION DESCRIPTION

   REVISED COMBINED POLICY - RISK ADDRESS - UNIT B14 BALLYCOOLIN IND ESTATE.

      YOUR PREMIUM IS NOW DUE FOR PAYMENT, PLEASE FORWARD YOUR REMITTANCE:

Any material alterations in the facts last disclosed in connection with this Insurance which could affect insurers views about the cover given or premium charged must be advised to us to pass on to your insurers. This is for your own protection, as failure to disclose may mean that your policy will not provide you with the cover you require, or may invalidate the policy altogether.

SUBJECT OTHERWISE TO THE TERMS, CONDITIONS AND EXCLUSIONS OF THE POLICY.

ISSUED IN PURSUANCE OF SECTION 30 OF THE INVESTMENT INTERMEDIARIES ACT 1995

All insurances are effected on the express condition that pending receipt of the premium from the Insured. ACM reserve the right notwithstanding delivery of policy of receipt to the Insured to cancel the policy, obtain a refund from the Insurers and apply same in a reduction of the amount due by the Insured.

ISSUED IN PURSUANCE OF SECTION 52 OF THE INSURANCE ACT, 1989.

REMITTANCE ADVICE - PLEASE DETACH AND RETURN WITH YOUR PAYMENT DETAILING YOUR ACCOUNT NUMBER ON THE REVERSE OF YOUR CHEQUE/DRAFT

Client Name:    Hitech Plating Ltd

Invoice No:     M00010833                 TOTAL AMOUNT DUE          EUR15,301.18